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                                    EXHIBIT D

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Ortec International, Inc. dated June 25, 1998 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  June 25, 1998

                                        SOROS FUND MANAGEMENT LLC

                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Assistant General Counsel


                                        LUPA FAMILY PARTNERS

                                        By:  George Soros
                                             its General Partner

                                             By:  /S/ MICHAEL C. NEUS
                                                  -----------------------------
                                                  Michael C. Neus
                                                  Attorney-in-Fact


                                        GEORGE SOROS


                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Attorney-in-Fact


                                        STANLEY F. DRUCKENMILLER

                                        By:  /S/ MICHAEL C. NEUS
                                             ----------------------------------
                                             Michael C. Neus
                                             Attorney-in-Fact